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                                                            Exhibit 23.4


                      CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of First Bank System, Inc. for the registration of 16,950,057 shares of its common stock and to the incorporation by reference therein of our report dated January 16, 1995, with respect to the consolidated financial statements of First Interstate Bancorp included in First Bank System, Inc.'s Current Report on Form 8-K dated November 16, 1995, filed with the Securities and Exchange Commission.


                               /s/ Ernst & Young LLP

Los Angeles, California
January 17, 1996